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                                Exhibit A(3)(c)

  STANDARD FULL-TIME SPECIAL AND SOLICITING AGENTS' COMMISSION AND FEE SCHEDULE


VARIABLE EXECUTIVE LIFE

         1. For purposes of this Subsection:

                  (a) "Writing Agent" means the Agent whose name appears on the application as Agent of Record or the Agent who has been given credit by the written consent of the original Agent of Record.

                  (b) "Servicing Agent" means the Writing Agent unless his contract has terminated or he is no longer servicing the business, or the Agent who has been appointed to service the business in the event the Writing Agent has terminated or is no longer able to service the business.

                  (c) "Band 1 Contract" means Variable Executive Life contracts where the anticipated first-year premium is less than $25 million.

                  (d) "Band 2 Contract" means Variable Executive Life contracts where the anticipated first-year premium is $25 million or more.

                  (e) "Internal 1035 Exchange" means a Variable Executive Life contract issued in lieu of another NML life insurance policy on the same insured.

                  (f) "Cash Value Rollover" means the cash value on an inforce NML contract that is deposited into a Variable Executive Life contract at time of issue, pursuant to a 1035 exchange.

                  (g) "Target premium" means the premium level over which the compensation rates vary in the first policy year for Band 1 contracts.

         2. First-year commissions

                  (a) Band 1 Contracts - Writing Agent shall be entitled to receive commissions equal to 15% of first-year premium up to the Target Premium plus 2.75% of first-year premium in excess of the Target Premium on Variable Executive Life policies and contracts issued upon applications procured by him pursuant to his Agent's contract.

                  (b) Band 2 Contracts - Writing Agent shall be entitled to receive commissions equal to 0.75% of first-year premium on Variable Executive Life policies and contracts issued upon applications procured by him pursuant to his Agent's contract.


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         3. Service Fees

                  (a) Band 1 Contracts - Servicing Agent shall be entitled to receive service fees equal to 5.75% of premiums paid up to the Target Premium in policy years two through six plus 2.75% of all other premiums paid in policy years two and subsequent on Band 1 Variable Executive Life policies and contracts.

                  (b) Band 2 Contracts - Servicing Agent shall be entitled to receive service fees equal to 0.75% of second and subsequent policy year premiums paid on Band 2 Variable Executive Life policies and contracts.

         4. Trail Compensation

                  Commencing at the end of policy year six and in each subsequent policy year, Servicing Agent shall be entitled to receive service fees equal to 0.2% of the cash value at the end of the policy year on Band 1 and Band 2 Variable Executive Life policies and contracts.

         5. Internal 1035 Exchanges

                  (a) Cash Value Rollovers - No compensation will be paid on Cash Value Rollovers.

                  (b) Band 1 Contracts - On premium other than cash value rollovers, Writing Agent shall be entitled to receive commissions equal to 2.75% of first-year premium on Band 1 Variable Executive Life policies and contracts issued upon applications procured by him pursuant to his Agent's contract. In addition, Servicing Agent shall be entitled to receive service fees equal to 5.75% of premiums paid up to the Target Premium in policy years two through six plus 2.75% of all other premiums paid in policy years two and subsequent on Band 1 Variable Executive Life policies and contracts.

                  (c) Band 2 Contracts - On premium other than cash value rollovers, Writing Agent shall be entitled to receive commissions equal to 0.75% of first-year premium on Band 2 Variable Executive Life policies and contracts issued upon applications procured by him pursuant to his Agent's contract. In addition, Servicing Agent shall be entitled to receive service fees equal to 0.75% of second and subsequent policy year premiums on Band 2 Variable Executive Life policies and contracts.

                  (d) Trail compensation - Servicing Agent shall also be entitled to receive service fees on Internal 1035 Exchanges, as described in Subsection 4 above


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         6. Commission Chargebacks

                  Commissions and service fees will be charged back for full surrenders in policy years one, two and three, according to the following schedule:

                     Full Surrender In                     Chargeback
                        Policy Month                       Percentage
                     -----------------                     ----------
                            1-12                             100.0%
                             13                               96.0%
                             14                               92.0%
                             15                               88.0%
                             16                               84.0%
                             17                               80.0%
                             18                               76.0%
                             19                               72.0%
                             20                               68.0%
                             21                               64.0%
                             22                               60.0%
                             23                               56.0%
                             24                               52.0%
                             25                               48.0%
                             26                               44.0%
                             27                               40.0%
                             28                               36.0%
                             29                               32.0%
                             30                               28.0%
                             31                               24.0%
                             32                               20.0%
                             33                               16.0%
                             34                               12.0%
                             35                                8.0%
                             36                                4.0%
                             37+                               0.0%


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